DOUGLAS EMMETT, INC.

ACTIVE ENTITIES

February 5, 2008

CORPORATIONS:

Entity Name		State of Formation	EIN

Douglas Emmett, Inc.	Qualified in:	Maryland (6/28/2005) California (10/5/2006	20-3073047
Douglas Emmett Management, Inc. (fka Douglas Emmett, LLC)	Qualified in:	Delaware (7/25/2005) California (8/30/2006)	20-3213391
Douglas Emmett Builders (fka P.L.E. Builders, Inc.)	Qualified in:	California (10/18/1991)	95-4340806
HNLC, Inc. (dba Honolulu Club)	Qualified in:	Delaware (12/18/2007) Hawaii (12/21/2007)	41-2265508

LIMITED LIABILITY COMPANIES:

Entity Name		State of Formation	EIN

Barrington Pacific, LLC	Qualified in:	California (5/22/2001)	91-2132884
DEG, LLC	Qualified in:	Delaware (7/28/2004) Hawaii (8/4/2004)	73-1713360
DEG III, LLC (originally filed as H-Club, LLC)	Qualified in:	Delaware (1/7/2008) Hawaii (1/22/2008)	51-0664026
DEG Residential, LLC	Qualified in:	Delaware (1/3/2005) Hawaii (1/5/05)	68-0599468
DEGA, LLC	Qualified in:	Delaware (1/3/2005) Hawaii (1/5/2005)	68-0599465
Douglas Emmett 1993, LLC	Qualified in:	Delaware (6/10/2004) California (6/23/2004)	68-0587906
Douglas Emmett 1995, LLC	Qualified in:	Delaware (5/26/2004) California (5/28/2004)	16-1700675
Douglas Emmett 1996, LLC	Qualified in:	Delaware (11/9/2004) California (11/12/2004)	76-0770980
Douglas Emmett 1997, LLC	Qualified in:	Delaware (6/7/2005) California (7/1/2005)	20-2983747
Douglas Emmett 1998, LLC	Qualified in:	Delaware (6/7/2005) California (7/1/2005)	20-2983805
Douglas Emmett 2000, LLC	Qualified in:	Delaware (6/7/2005) California (7/1/2005)	20-2983832
Douglas Emmett 2002, LLC	Qualified in:	Delaware (6/7/2005) California (7/1/2005)	20-2983861
Douglas Emmett 2006, LLC	Qualified in:	Delaware (8/3/2006) California (8/4/2006)	20-5321324
Douglas Emmett 2007, LLC	Qualified in:	Delaware (3/19/2007) California (3/20/2007)	20-8867743
Douglas Emmett Management, LLC		Delaware (8/25/2006) California (8/30/2006) Hawaii (8/31/2006)	20-5632713
Douglas Emmett Management Hawaii, LLC		Delaware (1/17/2007) Hawaii (1/24/2007)	20-8280436
Douglas Emmett Residential 2005, LLC	Qualified in: Qualified in:	Delaware (5/31/2005) California (6/1/2005) Hawaii (2/1/2006)	56-2516759
Douglas Emmett Residential 2006, LLC	Qualified in:	Delaware (11/16/2006) California (11/20/2005)	20-5945327
Owensmouth/Warner, LLC		California (3/23/2004)	83-0390369
Shores Barrington, LLC	Qualified in:	Delaware (10/18/2004) California (10/25/2004)	32-0129042
Westwood Place Investors, LLC	Qualified in:	Delaware (3/11/1999) California (3/16/1999)	95-4736604

LIMITED PARTNERSHIPS:

Entity Name		State of Formation	EIN

Douglas Emmett Properties, LP	Qualified in:	Delaware (7/25/2005) California (9/12/2006)	20-3213411
Douglas Emmett Realty Fund, a California limited partnership		California (7/23/1993)	95-4436147
Douglas Emmett Realty Fund No. 2, a California limited partnership		California (9/20/1993)	95-4498226
Douglas Emmett Realty Fund 1995, a California limited partnership		California (5/11/1995)	95-4530838
Douglas Emmett Realty Fund 1996, a California limited partnership		California (11/13/1996)	95-4601862
Douglas Emmett Realty Fund 1997, a California limited partnership		California (9/15/1997)	95-4653254
Douglas Emmett Realty Fund 1998, a California limited partnership		California (12/8/1998)	95-4722502
Douglas Emmett Realty Fund 2000, a California limited partnership		California (5/23/2000)	91-2105538
Douglas Emmett Realty Fund 2002, a California limited partnership		California (10/1/2002)	46-0506810

GENERAL PARTNERSHIPS:

Entity Name		State of Formation	EIN

Douglas Emmett Joint Venture, a California general partnership		California (8/31/1994)	95-4498223